UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2009

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 White Plains Road, 6th Floor, Tarrytown, New York 10591

(Address of principal executive offices, including zip code)

(914) 631-1435

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04.	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

Reference is made to the Current Report on Form 8-K of Environmental Power Corporation (the “Company”) dated December 23, 2009, as filed with the Securities and Exchange Commission on December 28, 2009 (the “Original Report”). The last paragraph of the Original Report under the heading “Effect on Other Material Obligations of the Company” is hereby amended and restated in its entirety to read as follows, to reflect the existence of a requirement of notice and a cure period before the referenced event becomes an event of default:

Effect on Other Material Obligations of the Company

The acceleration of the obligations represented by the TX Bonds and the CA Bonds described above each will constitute an event of default under the First Supplemental Trust Indenture, dated as of March 1, 2009, between the Company and Wells Fargo Bank, National Association, as Trustee (the “Note Trustee”) relating to the Company’s 14% Convertible Notes due January 1, 2014 (the “Convertible Notes”) if the acceleration has not been rescinded or annulled for a period of 30 days after notice form the Note Trustee or the holders of not less than 25% in aggregate principal amount of the Convertible Notes outstanding specifying these defaults and requiring the Company to cause such accelerated indebtedness to be discharged or such default to otherwise be cured or waived or such acceleration to be rescinded or annulled. If the Company does not discharge such indebtedness, or obtain the rescission or annulment of the acceleration, within such 30 day period, an event of default will exist, and either the Note Trustee or the holders of not less than 25% in aggregate principal amount of the Convertible Notes outstanding may declare the principal of and premium, if any, and all accrued interest on the Convertible Notes immediately due and payable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ MICHAEL E. THOMAS
Michael E. Thomas
Senior Vice President, Chief Financial Officer and Treasurer

Dated: January 8, 2010

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